Schedule 14A

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

	Filed by the Registrant ☑	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NATURAL HEALTH TRENDS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2020

The following Press Release and Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Natural Health Trends Corp. (the “Company”), dated April 2, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors for use at the annual meeting of Stockholders to be held on May 14, 2020.

This supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the annual meeting and is being made available to stockholders on or about April 27, 2020.

THE PRESS RELEASE AND NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

PRESS RELEASE AND NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2020

HONG KONG - April 27, 2020 - Natural Health Trends Corp. (NASDAQ: NHTC) (the “Company”) announced today that it is giving notice to its stockholders that the location of the 2020 annual meeting of stockholders of the Company has been changed. The meeting will now be held on May 14, 2020, beginning at 9:00 a.m. local time at the Company’s office located at 500 North Atlantic Boulevard, Suite 130, Monterey Park, CA 91754. All holders of record of shares of the Company’s common stock at the close of business on March 18, 2020 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

The location of the annual meeting is being changed due to the coronavirus (COVID-19) outbreak and related governmental precautions, which resulted in the Company learning that its previous meeting location is no longer available. To support the health and well-being of our employees, stockholders, communities, and other stakeholders we urge you to vote and submit your proxy in advance of the meeting, in lieu of attending the meeting in person.

This Press Release and Notice of Change of Location should be read in conjunction with the 2020 Notice of Annual Meeting of Stockholders and accompanying proxy statement (the “Proxy Statement”) of the Company, dated April 2, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting. The notice previously sent to stockholders of the Company is herein amended only to reflect the change in location.

THIS PRESS RELEASE AND NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel (Hong Kong): +852-3107-0800
Tel (U.S.): 310-541-0888
scott.davidson@nhtglobal.com

Investor Contact:
ADDO Investor Relations
Tel: 310-829-5400
investor.relations@nhtglobal.com